Exhibit 99(j)

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the references to our firm in this Registration Statement on Form N-1A of Tema Power Semiconductor ETF, Tema Semiconductor Supply Chain ETF, Tema Semiconductor Packaging ETF, Tema AI Token Economy ETF, and Tema Neocloud ETF, each a series of Tema ETF Trust, under the heading “Independent Registered Public Accounting Firm” in the Statements of Additional Information.

/s/ Cohen & Company, Ltd.

COHEN & COMPANY, LTD.

Philadelphia, Pennsylvania

August 14, 2026